Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of BioLineRx Ltd. of our report dated March 22, 2023 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in BioLineRx Ltd.'s Annual Report on Form 20-F for the year ended December 31,2022.

Tel-Aviv, Israel	/s/ Kesselman & Kesselman
December 29, 2023	Certified Public Accountants (lsr.)
A member firm of PricewaterhouseCoopers International Limited